UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     June 13, 2008

Golden West Brewing Company, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	_000-51808	90-0158978
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

945 West 2nd Street Chico, California  95928
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (530) 894-7906

______________________________________________________

(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

Effective June 13, 2008, Golden West Brewing Company, Inc., a Delaware corporation (the “Company”) through its wholly owned subsidiary, Golden West Brewing Company, a  Washington corporation, (“Golden West Washington”) in unanimous mutual agreement with Mr. Lyle Morse, terminated and rescinded the definitive Stock Purchase Agreement dated June 3, 2008 with Mr. Lyle Morse, as Seller, covering the purchase of all the shares of common stock of Fish Brewing Company, (“Fish”).

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Golden West Brewing Company, Inc.

Date: July 17, 2008	By: /s/ Mark Simpson__________ Mark Simpson President

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